SECURITY AGREEMENT

THIS SECURITYAGREEMENT made effective this 31st day of July 2018, by and between TELECON WIRELESS RESOURCES, INC. a New York corporation with a place of business at 229A North Comrie Avenue, Johnstown, New York (the "Debtor") in favor of KONATEL, INC. a Nevada corporation, 13601 Preston, Rd. STE E816, Dallas TX 752240 (the "Secured Party").

For value received, the receipt of which is hereby acknowledged, including, without limitation, enabling the Debtor, to obtain credit or other financial accommodations from the Secured Party, the Debtor hereby agrees as follows:

Section 1.  Definitions.  All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below (unless otherwise defined).  Except as otherwise defined, terms defined in the Uniform Commercial Code shall have the meanings set forth therein.

Accounts.  All rights of the Debtor to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, and the Debtor's rights pertaining to and interest in such goods; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting "accounts" or "contract rights" as such terms are defined in the Uniform Commercial Code.

Encumbrance.  Any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature upon or with respect to any property.

Obligation(s).  Any obligation(s) of the Debtor, to the Secured Party of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, or now existing or hereafter arising or acquired and whether by way of loan, discount, letter of credit, lease, or otherwise, including, but not limited to that certain promissory note of even date herewith from the Debtor to the Secured Party in the face principal amount of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00), (the “Note”).

Uniform Commercial Code.  The Uniform Commercial Code as in effect in the State of New York, except to the extent that the perfection of the security interest hereunder, or remedies hereunder, in respect to the Collateral are governed by the laws of a jurisdiction other than the State of New York.

Section 2.  Grant.  To secure the payment and performance of the Obligations, the Debtor hereby assigns and pledges to the Secured Party all of its rights, title and interest in, and grants to the Secured Party a continuing security interest in the following property of the Debtor: all personal and fixture property of every kind and nature including without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, licenses, Accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel papers, electronic chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letter of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (i) the Debtor operates or has authority to operate, (ii) the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (iii) others possess, use, or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, and schematics (collectively, the “Collateral”).  The Debtor further acknowledges and agrees that this description of the Collateral is intended to cover all assets of the Debtor.

Section 3.  Representations, Warranties and Covenants.  The Debtor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Agreement is in effect:

3.1  Ownership of Collateral; Absence of Liens and Restrictions.  The Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral, holding good and marketable title to the same free and clear of all Encumbrances except for the security interests granted hereunder or permitted hereby, and has good right and legal authority to assign, deliver, and create a security interest in the Collateral in the manner herein contemplated.  The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.

3.2  Priority Security Interest.  This Agreement, together with the filing of Uniform Commercial Code financing statements in the appropriate offices, will create a valid and continuing first lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the Uniform Commercial Code.

3.3  Sales and Further Encumbrances.  The Debtor will not sell, grant, assign or transfer any interest in, or permit to exist any Encumbrance on, any of the Collateral other than in favor of the Secured Party or its affiliates except for (i) sales of inventory or grants of licenses and other rights in the ordinary course of the Debtor's business for cash or on open account and on terms of payment ordinarily extended to its customers; (ii) so long as no Event of Default hereunder has occurred and is continuing, dispositions of equipment that has become worn out or obsolete or that has been replaced by other equipment; or (iii) as otherwise permitted by the Secured Party in writing.  The Debtor shall defend its title to and the Secured Party's interest in the Collateral against all claims and take any action necessary to remove any Encumbrances other than those permitted hereunder and defend the right, title and interest of the Secured Party in and to any of the Debtor's rights in the Collateral.

3.4  Inspection; Verification of Accounts.  The Debtor will at all reasonable times allow the Secured Party to examine, inspect or make extracts from or copies of the Debtor's books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with the Debtor's accountants, the account debtors or by other methods.

3.5  Accounts:  Collection and Delivery of Proceeds.  The Debtor will diligently collect all of its Accounts until the Secured Party exercises its rights to collect the Accounts pursuant to this Agreement.  The Debtor shall, at the request of the Secured Party, notify account debtors of the security interest of the Secured Party in any Account and that payment thereof is to be made directly to the Secured Party.   Upon written request of the Secured Party, any proceeds of Accounts or inventory received by the Debtor, whether in the form of cash, checks, notes or other instruments, shall be held in trust for the Secured Party and the Debtor shall deliver said proceeds daily to the Secured Party, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Secured Party to collect same).

3.6  Equipment and Inventory:  Insurance.  The Debtor will keep the Collateral insured at all times by insurance in such form and amounts as may be satisfactory to the Secured Party, and in any event (without specific request by the Secured Party) will insure the Collateral against physical hazard insurance on an "all risks" basis, including fire, theft, and, in the case of motor vehicles, collision.  Such insurance shall be with insurance companies satisfactory to the Secured Party and shall be payable to the Secured Party as an additional insured and Loss payee and the Debtor, as their respective interests may appear.  Such insurance shall provide for not less than 30 days' notice of cancellation, change in form or non-renewal to the Secured Party, and shall insure the interest of the Secured Party regardless of any breach or violation by the Debtor or any other person of the warranties, declarations or covenants contained in such policies.  The Debtor shall insure the Collateral in amounts sufficient to prevent the application of any co-insurance provisions.  The Debtor shall evidence its compliance with the foregoing by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter, and from time to time upon the request of the Secured Party.

3.7  Equipment and Inventory:  Maintenance and Use, Payment of Taxes.  The Debtor will keep the Collateral in good order and repair, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on the Collateral or on its use or operation.

3.8  Name or Organizational Change.  The Debtor will not change its name, identity, organizational structure, chief executive office or place where its business records are kept, or move any tangible Collateral (other than securities), or merge into or consolidate with any other entity, unless the Debtor shall have given the Secured Party at least 30 days' prior written notice thereof and shall have delivered to the Secured Party such new Uniform Commercial Code financing statements or other documentation as may be necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

3.9  Further Assurances.  Upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement or amendment thereof under the Uniform Commercial Code, execution of assignments of general intangibles, transfer of Collateral (other than inventory, accounts and equipment) to the Secured Party's possession.  The Debtor authorizes the Secured Party, without notice, to file any such financing statement without the signature of the Debtor to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to it.

Section 4.  Power of Attorney.  Debtor hereby grants to Secured Party a power of attorney, which shall be deemed coupled with an interest and shall be irrevocable, (a) to demand, sue for, and give an effectual discharge of any sum payable to Debtor for Collateral assigned to Secured Party; (b) to endorse in Secured Party’s favor any negotiable instrument drawn in Debtor’s favor in payment of the Collateral assigned to Secured Party; (c) to authorize and/or execute on behalf of Debtor any notes, chattel paper, UCC financing statements, amendments thereto and continuations thereof (or similar statements of notice, registration, amendment or continuation under the laws of any jurisdiction), or other record in connection with this Agreement or the Collateral as Secured Party may require for the purpose of protecting, maintaining or enforcing the Collateral or the security interest granted to Secured Party in the Collateral; (d) to adjust, make, pursue, settle and collect any insurance claim in connection with this Agreement; (e) to discharge taxes and encumbrances at any time levied or placed on the Collateral, or otherwise protect the Collateral, and to make repairs thereof; and (f) to perform any of Debtor’s obligations under this Security Agreement in Debtor’s name or otherwise.  The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures made in connection with any of the foregoing powers exercised by Secured Party hereunder.

Section 5.  Secured Party's Rights with respect to Collateral.  In addition to its rights under the Uniform Commercial Code or other applicable law, the Secured Party may, at its option and at any time, whether or not the Obligations are due, without notice or demand on the Debtor, take the following actions with respect to the Collateral:

(a)

with respect to any Accounts (i) notify account debtors of the security interest of the Secured Party in such Accounts and that payment thereof is to be made directly to the Secured Party; (ii) demand, collect, and receipt for any amounts relating thereto, as the Secured Party may determine; (iii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iv) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (v) in the event the Secured Party establishes a lock box with Debtor or following an event of default, the Secured Party may receive, open and dispose of mail addressed to the Debtor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Debtor; and (vi) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and

(b)

with respect to any equipment and inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing.  The Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve the Debtor of its obligation to make such expenditures.

Except as otherwise provided herein, the Secured Party shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

Section 6.  Defaults.  An event of default ("Event of Default") shall exist hereunder if any of the following events or conditions occur:

(a)

failure to pay any Obligation when due or perform any covenant, agreement or obligation contained herein or in any agreement, instrument or other document evidencing, securing or otherwise delivered in connection with the Obligations or default in the payment or performance of any obligation of Debtor  to others for borrowed money or in respect of any extension of credit or accommodation or under any lease which, in the reasonable opinion of the Secured Party will impair its security or increase its risk;

(b)

failure of any representation or warranty, statement or information herein or in any documents or financial statements delivered or disclosed to the Secured Party in connection with this Agreement or the Obligations to be true and correct;

(c)

loss, theft or substantial damage of or to the Collateral, or the issuance of an attachment or an injunction against the Debtor affecting any of the Collateral;

(d)

default under any instrument constituting, or under any agreement (including without limitation any insurance policy) relating to, any Collateral;

(e)

dissolution, termination of existence, insolvency or business failure of the Debtor; appointment of a trustee, receiver, custodian, liquidator or other similar official for the Debtor or any such party or any substantial part of its property; assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the Debtor or any such party; or

(f)

change in the condition or affairs (financial or otherwise) of the Debtor or any indorser, guarantor or surety of or for any Obligation, or decline in the value of the Collateral, which, in the reasonable opinion of the Secured Party, will impair its security or increase its risk.

Section 7.  Secured Party's Rights and Remedies.

(a)

So long as any Event of Default shall have occurred and is continuing:

(i)

the Secured Party may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefore, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Secured Party;

(ii)

the Debtor will, upon demand, assemble the Collateral and make it available to the Secured Party at a place and time designated by the Secured Party that is reasonably convenient to both parties;

(iii)

the Secured Party may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of the Debtor and perform any of Debtor's obligations hereunder with respect thereto, all without liability except to account for property actually received (but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);

(iv)

  all payments received by Debtor under or in connection with any of the Collateral after the occurrence of a default shall be held by Debtor in trust for Secured Party, shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Secured Party, in the same form as received by Debtor (duly endorsed by Debtor to Secured Party, if required).  In the event Secured Party purchases any of the Collateral being sold, Secured Party shall pay for the Collateral by crediting an amount equal to the fair market value thereof against any outstanding Obligations of Debtor.

(v)

the Secured Party may sell, lease or otherwise dispose of the

Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Secured Party may determine, and the Secured Party may purchase any Collateral at any such sale, subject to an applicable judicial order.  Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Secured Party shall send to the Debtor prior written notice (which, if given within five days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. The Debtor agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Debtor.  In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Debtor shall execute all applications or other instruments as may be required; and

(vi)

in any jurisdiction where the enforcement of its rights hereunder is sought, the Secured Party shall have, in addition to all other rights and remedies provided for in its loan documentation, the rights and remedies of a secured party under the Uniform Commercial Code.

(b)

Prior to any disposition of Collateral pursuant to this Agreement the Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to make it saleable.

(c)

The Secured Party is hereby granted a license or other right to use, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

(d)

The Secured Party shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as the Secured Party shall determine.  Any surplus remaining after such application shall be paid to the Debtor or to whomever may be legally entitled thereto, provided that in no event shall the

Debtor be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Secured Party.  The Debtor shall remain liable for any deficiency.

Section 8.  Waivers.  The Debtor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Debtor under this Agreement or any other document evidencing the Obligations.  With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations.  The Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion.  All rights and remedies of the Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

Section 9.  Expenses.  The Debtor shall, on demand, pay or reimburse the Secured Party for all reasonable expenses (including attorneys' fees of outside counsel or allocated costs of in-house counsel) incurred or paid by the Secured Party in connection with the preparation, negotiation, closing, administration or enforcement, of this Agreement, or its on-site periodic examinations of the Collateral, and for any other amounts permitted to be expended by the Secured Party hereunder, including without limitation such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby, the collection, sale or other disposition of any of the Collateral or the exercise by the Secured Party of any of the rights conferred upon it hereunder.  The obligation to pay any such amount shall be an additional Obligation secured hereby and each such amount shall bear interest from the time of demand at a rate of interest equal to the Default Rate of Interest, as that term is described in any debt instrument between the Debtor and the Secured Party.

Section 10.  Notices.    Any demand upon or notice to the Debtor hereunder shall be effective when delivered by hand or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Debtor at the address shown above or as it appears on the books and records of the Secured Party or at such other address as the Debtor may advise the Secured Party in writing.  Demands or notices addressed to any other address at which the Secured Party customarily communicates with the Debtor also shall be effective.  Any notice by the Debtor to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown above or such other address as the Secured Party may advise the Debtor in writing.

Section 11.  Successors and Assigns.  This Agreement shall be binding upon the Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and its successors and assigns.  Without limiting the generality of the foregoing sentence, the Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Secured Party herein.

Section 12.  General.  This Agreement may not be amended or modified except by a writing signed by the Debtor and the Secured Party, nor may the Debtor assign any of its rights hereunder.  This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein).

Section 13.  Section Headings.  Section headings are for convenience of reference only and are not a part of this Agreement.

Section 14.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR, ARISING OUT OF: (A) THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; OR (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as an instrument under seal.

DEBTOR:

TELECON WIRELESS RESOURCES, INC.

By:      /s/William Sullivan

William Sullivan, President,

Duly authorized

SECURED PARTY:

KONATEL, INC.

By:      /s/Charles Schneider, Jr.

Charles Schneider, Jr., CEO,

Duly authorized